UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 24, 2008

JUNIPER GROUP, INC.

(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Nevada	000-19170	11-2866771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20283 State Road 7, Suite 400, Boca Raton, Florida	33498
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 482-9327

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To obtain funding for its ongoing operations and support its investor relations program, Juniper Group, Inc. (the "Company") entered into a Securities Purchase Agreement (the "Agreement") with New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd, and AJW Partners, LLC (collectively, the "Investors") on December 26, 2007 for the sale of (i) $100,000 in callable secured convertible notes (the "Notes") and (ii) stock purchase warrants (the "Warrants") to buy 1,000,000 shares of the Company's common stock.

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.05 or (ii) 50% (‘Applicable Percentage”) of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date.

As of December 26, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.00073 and, therefore, the conversion price for the secured convertible notes was $0.000365. Based on this conversion price, the Company’s authorized Common Stock shares may be insufficient to meet the conversion requirements of the $100,000 Notes, excluding interest. The Company is working toward a solution of this problem.

We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.15 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets as well as registration rights.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $.005 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock.

           In connection with the foregoing financing the Company entered into a Registration Rights Agreement with the Investors, which requires the Company to file a registration statement covering the resale of the shares of common stock underlying the Notes and Warrants.  Pursuant to the Registration Rights Agreement, the Company is required to file the registration statement within 15 days from the date of receipt of written demand of the Investors and use its best efforts to obtain effectiveness of such registration statement as soon as practicable.  In the  event  that the registration  statement  is not filed  within 15 days from the date of receipt of written demand of the Investors or declared effective within 120 days of the date of  issuance,  the  Company is required to pay a penalty of 2% of the outstanding principal of the Notes for each month that the filing or  effectiveness  of the  registration  statement is delayed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The sale of the Notes described in Item 1.01 was completed on December 26, 2007. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Item 3.02 Unregistered Sales of Equity Securities

The Notes and Warrants described in Item 1.01 were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Exhibit No. Description

10.1	Securities Purchase Agreement dated December 26, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund Ltd. and AJW Partners, LLC
10.2	Form of Callable Secured Convertible Note - AJW Master Fund Ltd., dated December 26, 2007

10.3	Form of Callable Secured Convertible Note - AJW Partners, LLC., dated December 26, 2007
10.4	Form of Callable Secured Convertible Note - New Millennium Capital Partners II, LLC, dated December 26, 2007

10.5	Form of Stock Purchase Warrant - AJW Master Fund Ltd., dated December 26, 2007
10.6	Form of Stock Purchase Warrant - AJW Partners, LLC., dated December 26, 2007

10.7	Form of Stock Purchase Warrant - New Millennium Capital Partners II, LLC, dated December 26, 2007
10.8	Registration Rights Agreement

10.9	Security Agreement
10.10                  Intellectual Property Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Group, Inc.

Date: January 24, 2008                 By: /s/Vlado P. Hreljanovic
                                                        ----------------------------------
                                                        Name: Vlado P. Hreljanovic
                                                        Title:   Chief Executive Officer